Exhibit 99


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Inter-Tel, Incorporated ("the Company"), that, to his knowledge, the Annual Report for the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan.


July 8, 2003                           By: /s/ Steven G. Mihaylo
                                           ------------------------------------
                                           Steven G. Mihaylo
                                           President and Chief Executive Officer



July 8, 2003                           By: /s/ Kurt R. Kneip
                                           -----------------------
                                           Kurt R. Kneip
                                           Sr. Vice President and Chief
                                           Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.